UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	RELI	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 15, 2026, Reliance Global Group, Inc. (the “Company”) entered into a secured convertible promissory note (the “Note”) with Enquantum Ltd. (“Enquantum”) pursuant to which the Company advanced to Enquantum $166,000 (the “Principal Amount”). The Note bears interest at 1% per annum, with default interest at the greater of 10% per annum or the maximum allowable under applicable usury laws of the State of Florida.

The Note provides that, if the parties execute definitive agreements for a contemplated strategic transaction within 30 calendar days from the date of the Note, then the indebtedness under the Note will be satisfied solely by a credit (setoff) against certain milestone-related payments that would otherwise be payable by the Company in connection with such contemplated transaction, such that 50% of the indebtedness is credited against the first such payment and the remaining 50% is credited against the second such payment. If definitive agreements are not executed within such 30-day period (unless extended by mutual written consent), then the indebtedness becomes payable in cash within 60 days from the end of the exclusivity period (as defined in the Note).

As security for the obligations under the Note, Enquantum granted the Company a first-ranking floating charge over substantially all of Enquantum’s present and future assets (including intellectual property), subject to specified permitted liens, and agreed to certain negative pledge and restriction on disposals provisions. The Note contains customary representations, covenants, and events of default, and provides for the Company’s reimbursement of reasonable attorneys’ fees and costs associated with enforcement.

The Note was issued in connection with a non-binding term sheet between the Company and Enquantum regarding a potential strategic transaction. The term sheet reflects certain preliminary terms under discussion, and any transaction remains subject to, among other things, negotiation and execution of definitive agreements and satisfaction of customary closing conditions. There can be no assurance that the parties will enter into definitive agreements or consummate any transaction.

The foregoing summary is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Promissory Note, entered into between the Company and Enquantum Ltd. Dated January 15, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: January 21, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer